18f-3 Multiple Class Plan

Addendum to Exhibit II

The Calvert Fund
     Calvert Short-Term Government Fund

Class A
Maximum Front-End Sales Charge	Maximum 12b-1 Fee
2.75%	0.25%

Class C
Contingent Deferred Sales Charge	Maximum 12b-1 Fee
1.00%	1.00%
(if redeemed within one year of purchase)

The Calvert Fund
     Calvert High Yield Bond Fund

Class A
Maximum Front-End Sales Charge	Maximum 12b-1 Fee
3.75%	0.25%

Class C
Contingent Deferred Sales Charge	Maximum 12b-1 Fee
1.00%	1.00%
(if redeemed within one year of purchase)

Date: